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                                                                    EXHIBIT 99.3

                               [CORZON, INC. LOGO]

               CORZON, INC. AND LECSTAR COMMUNICATIONS CORPORATION

BRIDGEPORT, CONNECTICUT & ATLANTA, GEORGIA - Corzon, Inc. (OTC-BB:CRZN), an international telecommunications company and LecStar Communications Corporation, hereby confirm that a majority of shareholders of LecStar approved an Agreement and Plan of Merger between Corzon and LecStar as announced January 22, 2001. The following is information regarding LecStar, its operations and its management.

ABOUT LECSTAR

LecStar was originally incorporated in Delaware as Empire Technology Corporation in May of 1998 to enter the telecommunications market offering enhanced services brought about by new technologies. The Company changed its name to LecStar Communications Corporation in May 2000 and conducts all operations from its main facilities in Atlanta, Georgia.

LecStar continues to achieve milestone objectives while implementing its plan to profitably deliver a full spectrum of traditional and advanced communication services to wholesale and retail markets throughout the Southeast.

The Company's communications infrastructure is composed of advanced network technologies that integrate local, national, international and ISP carrier networks into a single "meshed" network architecture. LecStar uniquely supports the worldwide transport of communications with carrier class reliability, regardless of application or bandwidth requirements and is strategically positioned to capture significant market share in both traditional and broadband markets. Transcending traditional CLEC business models, LecStar is an Integrated Communications Carrier (ICC) providing broadband services, dedicated ATM connectivity and flexible bandwidth that efficiently delivers voice, data and Internet applications over a single converged network.

The Company has interconnection agreements with the primary incumbent local exchange carriers throughout the southeast, including BellSouth, Verizon, Sprint and Alltel that allow for resale of the incumbent's services, leasing and resale of unbundled network elements (UNEs), and the collocation of LecStar equipment with that of the incumbent's in their central switching facilities.

On the retail level, LecStar's converged networking capabilities provide cost-performance advantages and expand the Company's marketing opportunities in smaller businesses, second-tier geographies, and many non-US companies that have dedicated Internet connections. On the wholesale level, LecStar's network capabilities offer functional enhancements to other facilities-based CLECs, ISPs, and data providers, as well as non-facilities-based third-party telecommunications marketing concerns.

LecStar's network operations center became operational during the third quarter of 2000 with the activation of high-speed fiber-ring circuits connecting its operations and switching center with BellSouth's region-wide network and switching systems. The Company has completed installation of a Lucent 7RE - class five switch, and completed collocating ATM/IP systems at BellSouth tandem switch centers in five BellSouth LATAs. With the activation of circuits



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connecting all LecStar switching centers, the Company's network will be operational throughout Georgia. The recent installation of LecStar's first local broadband circuits and customer premise equipment occurred in January 2001.

LecStar is now preparing to roll-out low cost direct worldwide local access to the US public telephone network system through IP circuits terminating at its' Atlanta switching facilities.

LecStar has a fully operational customer service center with carrier class systems and procedures in place. LecStar has implemented real-time provisioning systems that allow it to order network elements and services in real-time directly from BellSouth. Additionally, data and voice transfer links have been installed and tested between LecStar and its strategic marketing partners. Billing and management systems have been installed and thoroughly tested along with the implementation of an interactive voice response system for automating many customer related tasks. During the latter part of 2000, customer service representatives were hired, trained, tested and given live provisioning experience.

LecStar believes it will have competitive advantages for several reasons:

         1. The implementation of its technology and the ability to offer comprehensive integrated services at competitive prices.

         2. The ability to reduce customer acquisition costs through its utility partners opens markets not profitably available to other competitors.

         3. LecStar's approach to a second generation "Smart Build" has allowed it to expand its' network with considerably less capital expenditure than other CLECs. The Company's approach to network expansion is strictly success-based; "Build to meet the need".

         4. LecStar's management team possesses industry knowledge and capabilities that provides for strategic focus in today's rapidly changing industry.

Several LecStar's services were launched in October 2000 and at year-end almost 9,000 lines had been converted over to LecStar from other service providers. LecStar plans to add over 30,000 lines during 2001.

LecStar has executed joint marketing agreements with Cobb EMC, and Marietta Fibernet. Cobb EMC is the country's second largest electric management cooperative, serving over 143,000 customers directly and almost 300,000 customers by providing billing services for other utilities. Marietta Fibernet is the telecommunications subsidiary of the Marietta, Georgia city government, serving over 42,000 customers. Both of these partners have launched significant marketing programs aimed at promoting traditional local and long distance telecommunication services to high use residential and business customers. Marketing agreements and/or letters of understanding have also been executed with third party telecom agents who operate throughout the Southeast US and who have the experience to successfully launch a marketing effort focused on LecStar's broadband service offerings.



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Management

LecStar's management team is comprised of highly skilled individuals with extensive experience in major corporations and in particular, the telecommunications industry.

         William S. Woulfin, Chairman of the Board and CEO, served in management positions in both the Ohio Bell Telephone Company and Bell Telephone Laboratories for over ten years. For the past 21 years, he was Executive Vice President of Computer Generation Incorporated (CGI) where he was responsible for worldwide sales, marketing and new product planning (OSS Systems).

         W. Dale Smith, President and Director, has over 30 years experience in management in the public and private sectors. Mr. Smith began his career with Sonoco Products Company and for twelve years advanced through various executive management positions serving as National Accounts Sales Manger, New York City, and Southeastern Regional Marketing and Sales Manager. Mr. Smith resigned from Sonoco to become Kentucky Governor John Y. Brown's Commissioner of Commerce and Deputy Secretary of the Commerce Cabinet. During these years he managed five departments, maintained offices for Kentucky on four continents and was instrumental in bringing in over $2 billion in new investments, ranking Kentucky in the top five states in the nation.

         John C. Canouse, Director, has been actively involved in the capital and securities industries for over a decade. Currently, he is Senior Vice President with J.P. Carey Enterprises and concurrently the position of President and Chief Executive Officer with CorpFin.Com. His experience included executive positions with J.P. Carey Securities and International Assets Advisory Corporation. Mr. Canouse holds NASD Series 7, 24, and 63 licenses.

         W. Bruce Lunsford, Director, was the former Chairman, President and Chief Executive Officer of Vencor, Inc., a $3 billion company employing more than 69,000 people, and the largest full-service, long-term healthcare provider in the United States. In 1990, 1991, 1992 and 1994, Vencor was selected by Forbes Magazine as one of the "200 Best Small Companies in America". Mr. Lunsford also founded two companies as a result of Vencor; Atria Communities, Inc., which became the 3rd largest assisted living company in the U.S. and was sold in 1998, and Ventas, Inc., which became the 2nd largest healthcare real estate company in the U.S. Mr. Lunsford continues to serve as Chairman. A native of the Greater Cincinnati area, Mr. Lunsford, a CPA and an attorney, was employed by Alexander Grant & Company of Cincinnati from 1969 to 1974.

         James D. Grenfell, Vice President, Chief Financial Officer and Treasure, has over 20 years experience in the telecommunications industry. Mr. Grenfell was Executive Vice President and Chief Financial Officer of KMC Telecom, Inc. From November 1995 to July 1998 he served as Executive Vice President and Chief Financial Officer of ICG Communications, Inc. Prior to joining ICG, Mr. Grenfell served as Director of Financial Planning for BellSouth Corporation and Vice President and Assistant Treasurer of



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         BellSouth Capital Funding. Prior to BellSouth, Mr. Grenfell spent six years with GTE of the South, a subsidiary of GTE Corporation, including four years as Assistant Treasurer.

         Reginald P. McFarland, Vice President and President of Network Operations, currently serves as President, Network Operations of LecStar Telecom Services, Inc. Mr. McFarland previously served as Senior Vice President, Network Operations with ILD Telecommunications, Inc. Prior to 1989 Mr. McFarland served in various managerial positions at AT&T. While with AT&T, he worked with Bell Laboratories to resolve problems associated with integrating ESS switches into the Bell switching network, as an Instructor in the training center and Manger of the Atlanta and New Orleans switching offices.

         Michael Britt, President and COO, LecStar Telecom, Inc. and LecStar DataNet, Inc., currently serves as President and Chief Operating Officer for CLEC operations. Prior to joining LecStar, Mr. Britt was the Vice President of Southern Telecom, Inc., a telecommunications company focused on full service wholesale telecommunications services in the Southeast. Prior to assuming his current role Mr. Britt served as the Director of Mass Market strategy for Southern Company and as Assistant to the Vice President of Telecommunications Services. Prior to joining Southern Company, Mr. Britt was a member of the Utility and Telecom business strategy practices of Anderson Consulting (San Francisco and Atlanta) and PHB, Hagler Bailly New York, Chicago, Los Angeles and Atlanta. In early 1996 Mr. Britt was awarded Andersen Consulting's highest honor for worldwide strategic achievement -- the Ken Ernst Worldwide Thought Leadership for his work on the value of broadband communications in the electric utility industry.

         Alan B. Thomas, Jr., Vice President, has over 29 years of management experience with high technology and telecommunications firms, including 18 years of service with IBM, during which he coordinated strategic planning, was National Sales Manager for Peripheral Products and National Manager of Sales Operations. Mr. Thomas has also held executive sales and marketing positions with Wall Data, Inc. and Capella Systems, Inc. Concurrently, since 1988, Mr. Thomas has been the president of CMR, Inc., serving the technology and communications industry with capital formation and strategic development services.

         Donald G. Santavicca, Vice President of Administration and Controller, has over 30 years of accounting and finance experience. Prior to joining LecStar, Mr. Santavicca was the CFO for Gulf Coast Restaurants, Inc., where he was responsible for all financial functions including new location financing, budgeting, and financial reporting. For the 14 years prior to Gulf Coast, Mr. Santavicca served as Vice President, finance and CFO for Servidyne Inc., in Atlanta, where he was responsible for all financial functions, including cash management, 401K and benefit plan administration, risk management, and shareholder relations. After receiving his M.B.A., he worked for Mead Corporation for 11 years in various financial positions.

         LecStar utilizes Ernst & Young of Atlanta, Georgia as its auditors.

LecStar is headquartered in Atlanta, Georgia. Contact Jim Grenfell, CFO, at 404-659-9500.



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Corzon is headquartered in Bridgeport, Connecticut. Contact Larry Shatsoff at
203-333-6389.

Note: Statements in this press release which are not historical may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although LecStar and Corzon believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from LecStar's or Corzon's expectations include completion of the pending acquisition of LecStar by Corzon, pending investments, continued availability to originate new investments, the availability and cost of capital for future investments, competition within the industry, economic conditions and other risks detailed from time to time in Corzon's SEC reports. The proposed transaction is subject to various conditions that may not occur. No assurance can be given that the transaction will be closed, or if it closes, that investors in Corzon or LecStar will retain any level of value. The information with respect to LecStar has been provided to Corzon by LecStar and has not been audited or verified independently.



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